UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	36-2369491
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address and Zip Code of Principal Executive Offices)

2008 Molex Stock Incentive Plan

Molex Employee Stock Purchase Plan

(Full title of the plan)

Mark R. Pacioni

Secretary

Molex Incorporated

2222 Wellington Court

Lisle, Illinois 60532

(Name and address of agent for service)

(630) 969-4550

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)(2)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, $0.05 par value per share, under the 2008 Molex Stock Incentive Plan	8,600,000	$19.35	$166,410,000	$19,071
Class A Common Stock, $0.05 par value per share, under the Molex Employee Stock Purchase Plan	500,000	$19.35	$9,675,000	$1,109

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as Amended, this Registration Statement shall be deemed to cover any additional shares of Class A Common Stock, par value $0.05 per share, which may be issued pursuant to the 2008 Molex Stock Incentive Plan and the Molex Employee Stock Purchase Plan to prevent dilution from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act on the basis of the average high and low sale prices reported for shares of the Registrant’s Class A Common Stock on the Nasdaq National Market on November 22, 2011.

EXPLANATORY NOTE

By means of this Registration Statement, the Registrant hereby registers an additional 8,600,000 shares of its Class A Common Stock, par value $0.05 per share, under the 2008 Molex Stock Incentive Plan pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The contents of the previous Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 24, 2008 (File No. 333-155603) and May 5, 2011 (File No. 333-173955) are hereby incorporated by reference and made a part hereof.

By means of this Registration Statement, the Registrant hereby registers an additional 500,000 shares of its Class A Common Stock, par value $0.05 per share, under the Molex Employee Stock Purchase Plan pursuant to General Instruction E on Form S-8 (Registration of Additional Securities). The contents of the previous Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 8, 2005 (File No. 333-129560) are hereby incorporated by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed in (a) through (e) below and previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 5, 2011.

(b)	The Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2011, filed on October 27, 2011.

(c)	The Registrant’s current reports on Form 8-K filed on August 24, 2011 and November 2, 2011.

(d)	The description of the Registrant’s Common Stock under the caption “Description of Capital Stock” in the final prospectus forming a part of the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-57613) filed on February 7, 1995, as amended by Amendment No. 1 thereto filed on February 16, 1995, and any amendment or report filed for the purpose of updating such description.

(e)	The contents of Registration statements numbers 333-155603, 333-173955 and 333-129560 filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such statements.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities offered pursuant to the Registration Statement is being passed upon by Mark R. Pacioni, Secretary of the Registrant. Mark R. Pacioni beneficially owns less than 1% of the Registrant’s outstanding Common Stock.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed on February 3, 2011).

4.3	2008 Molex Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement on Schedule 14A filed on September 9, 2011).

4.4	Molex Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix B of the Registrant’s definitive proxy statement on Schedule 14A filed on September 9, 2011).

5.1*	Opinion of Mark R. Pacioni, Secretary.

23.1*	Consent of Mark R. Pacioni (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24*	Powers of Attorney (included herein on the signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois on November 23, 2011.

MOLEX INCORPORATED

By:	/s/ MARK R. PACIONI
Mark R. Pacioni Secretary

POWER OF ATTORNEY

The officers and directors of Molex Incorporated whose signatures appear below hereby constitute and appoint Martin P. Slark and Mark R. Pacioni, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and re-substitution, to sign and execute on behalf of the undersigned any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below as of November 23, 2011 by the following persons in the capacities indicated.

Co-Chairman of the Board	/s/ FREDERICK A. KREHBIEL
Frederick A. Krehbiel

Co-Chairman of the Board	/s/ JOHN H. KREHBIEL, JR.

John H. Krehbiel, Jr.

Vice Chairman of the Board and Chief Executive Officer	/s/ MARTIN P. SLARK

(Principal Executive Officer)	Martin P. Slark

Executive Vice President, Treasurer and Chief Financial Officer	/s/ DAVID D. JOHNSON

(Principal Financial Officer)	David D. Johnson

Vice President, Chief Accounting Officer	/s/ K. TRAVIS GEORGE

(Principal Accounting Officer)	K. Travis George

Director	/s/ FRED L. KREHBIEL

Fred L. Krehbiel

Director	/s/ MICHAEL J. BIRCK

Michael J. Birck

Director	/s/ MICHELLE L. COLLINS

Michelle L. Collins

Director	/s/ EDGAR D. JANNOTTA

Edgar D. Jannotta

Director	/s/ DAVID L. LANDSITTEL

David L. Landsittel

Director	/s/ JOE W. LAYMON

Joe W. Laymon

Director	/s/ DONALD G. LUBIN

Donald G. Lubin

Director	/s/ JAMES S. METCALF

James S. Metcalf

Director	/s/ ROBERT J. POTTER

Robert J. Potter

Director	/s/ ANIRUDH DHEBAR

Anirudh Dhebar

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2000).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed on February 3, 2011).

4.3	2008 Molex Stock Incentive Plan, as amended and restated (incorporated by reference to Appendix A of the Registrant’s definitive proxy statement on Schedule 14A filed on September 9, 2011).

4.4	Molex Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix B of the Registrant’s definitive proxy statement on Schedule 14A filed on September 9, 2011).

5.1	Opinion of Mark R. Pacioni, Secretary.

23.1	Consent of Mark R. Pacioni (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included herein on the signature page).